UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): February 14, 2008

Best Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-142350	02-0789714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Lamar St., Suite 1200, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-933-2600

HYBROOK RESOURCES CORP.
401-1917 West 4th Ave., Vancouver, BC Canada V6T 1M7
(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K

HYBROOK RESOURCES CORP.

i

 Item 1.01.  Entry into a Material Definitive Agreement

As used in this Current Report on Form 8-K, all references to the “Company,” “Hybrook Resources Corp.”, “Best Energy Services”, “we,” “our” and “us” or similar terms, refer to Best Energy Services, Inc., including its predecessors and its subsidiaries. Information about the Company and the principal terms of the Acquisitions are set forth below.

Acquisitions

On February 14, 2008, we completed the acquisition of two companies, Best Well Service, Inc. (“BWS”), a Kansas corporation, and Bob Beeman Drilling Company (“BBD”), a Utah corporation. These stock purchase agreements (collectively “Acquisition Agreements”) have been attached as Exhibits 10.1 and 10.2 of this report on Form 8K, respectively.  The related escrow, release, employment, non-competes and lease agreements and the demand notes for Sellers, Tony Bruce and Robert L. Beeman, can be found in Exhibits 10.3 – 10.13.

We acquired BWS by purchasing all of its issued and outstanding stock from its current shareholder, Tony Bruce, for a total purchase price of $20,600,000, all as more specifically described under item 2.01 below.

We acquired Bob Beeman Drilling Company by acquiring all of its issued and outstanding stock from its current shareholder, Robert L. Beeman, for a total purchase price of $4,750,000, all as more specifically described under item 2.01 below.

Revolving Credit, Term Loan and Security Agreement

On February 14, 2008, we entered into a Revolving Credit, Term Loan and Security Agreement with PNC Bank, N.A. (“Credit Facility”) pursuant to which we may borrow up to a maximum amount of $25,000,000 at an interest rate to be determined at the time of the particular draws, but generally equal to the PNC Base Rate plus 1% over the Alternate Base Rate or 3% over the Eurodollar Rate, as those terms are defined in the Credit Facility.  The revolving credit portion of the debt, equal to $19,150,000, may be borrowed and re-borrowed until maturity on February 14, 2012.  Monies borrowed against the term loan portion of the total debt agreement, equal to $5,850,000, are amortized and must be repaid over 60 months, with an annual 25% recapture of Excess Cash Flow applied to the principal balance, all as more specifically described under item 2.03 below.   This Revolving Credit, Term Loan and Security Agreement has been attached as Exhibit 10.14 of this report on Form 8K.  The related Term and Revolving Credit Notes, along with the Pledge Agreement and Collateral Assignments for Sellers, Tony Bruce and Robert L. Beeman have been attached as Exhibits 10.15 -10.19, respectively.

We drew upon a substantial portion of our Credit Facility in order to close our acquisitions of BWS and BBD. Draws against the Credit Facility are secured by all of our assets and equipment and by all of the assets and equipment of BWS and BBD.

Cash Collateral Agreement

On February 14, 2008, PNC Bank, National Association entered into a Cash Collateral Agreement with an individual investor in which the investor agreed to put up cash in the amount of $2,500,000 as additional  required security for our obligations under the Credit Facility.  In exchange for the agreement of such investor to enter into the Cash Collateral Agreement, we agreed to issue to such investor 1,562,500 shares of our common stock and 225,000 shares of our Series A preferred stock.  We will be obligated to repay any funds drawn on the Credit Facility without regard to the consideration given to the investor, who will be entitled to the equity received on the transaction notwithstanding the activity or amount drawn down on the Credit Facility. This Cash Collateral Agreement has been attached as Exhibit 10.21 of this report on Form 8K.

Item 2.01.  Completion of Acquisition or Disposition of Assets

Acquisitions

On February 14, 2008, we completed the acquisition of BWS and BBD by purchasing all of the issued and outstanding stock of both companies (collectively, the “Operating Companies”).  The Operating Companies are now our wholly owned subsidiaries.

We acquired BWS by purchasing all of its issued and outstanding stock from its current shareholder, Tony Bruce, for a total purchase price of $20,600,000, payable as follows: (i) a note for $20,000,000 was issued to Sellers at closing which was paid off shortly thereafter through funding provided by our Credit Facility more fully described in Item 2.03 below; (ii) funds in the amount of $500,000 were delivered to an escrow agent to be held as security for Seller’s indemnification obligations under the BWS Acquisition Agreement for a period of six months; and (iii) we agreed to issue to Mr. Bruce common stock valued at $100,000 based on a 10 day volume weighted average price, commencing with the first day of trading.  In addition, as part of the Acquisition Agreement, we also entered into a one year employment agreement with Mr. Bruce under which he will serve as a Vice President of our Central Division for an annual salary of $150,000.  Mr. Bruce has also agreed to join our board of directors.

Prior to the execution of the foregoing agreements with Mr. Bruce, there was no material relationship between us and Mr. Bruce.

We acquired Bob Beeman Drilling Company by acquiring all of its issued and outstanding stock from its current shareholder, Robert L. Beeman, for a total purchase price of $4,750,000, payable as follows: (i) a note for $4,050,000 was issued to Seller at closing which was paid off shortly thereafter through funding provided by our Credit Facility more fully described in Item 2.03 below; (ii) $200,000 in a previously paid deposit; and (iii) funds in the amount of $500,000 were delivered to an escrow agent to be held as security for Seller’s indemnification obligations under the BBD Acquisition Agreement for a period of six months.   In addition, as part of the Acquisition Agreement, we also entered into a one year employment agreement with Mr. Todd Beeman under which he will serve as a Manager of Rocky Mountain Operations for an annual salary of $150,000.

Prior to the execution of the foregoing agreements with Mr. Beeman, there was no material relationship between us and Mr. Beeman.

General Changes Resulting from the Acquisitions

We have retained the Operating Companies as our wholly owned subsidiaries, allowing us to maintain much of their corporate structure and management.  We intend, however, for our business units to collaborate and take advantage of complementary strengths.

We have relocated our principal executive offices to 1010 Lamar St., Suite 1200, Houston, Texas 77002, and our telephone number is now 713-933-2600.  We have also changed our name from Hybrook Resources Corp. to “Best Energy Services, Inc.”, and have discontinued all prior business operations in favor of the business plan and operations of the combined Operating Companies which will be our only significant operations going forward.

Our common stock is currently quoted on the OTC Bulletin Board, sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of February 14, 2008, our shares were quoted on the OTCBB under the symbol “HYBK.” We anticipate that our symbol will change in the near future as a result of the change in the Company’s name to Best Energy Services, Inc.

Changes to the Board of Directors

Immediately following the Acquisitions, Les D. Scott appointed each of Larry Hargrave, Tony Bruce, Mark Harrington, Joel Gold, David Gad and Jim Carroll to our board of directors.  Immediately thereafter, Mr. Scott resigned as our sole officer and as a director. The Board’s composition (and that of its committees) will be subject to the corporate governance provisions of our primary trading market, the OTCBB.

In addition, the board of directors has agreed to add an additional member and appoint the individual designated by Core Fund Financial within 30 days of closing of the Acquisitions.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control

Pursuant to the Acquisition Agreements, on February 14, 2008, we acquired all of the issued and outstanding stock of the Operating Companies and they became our wholly owned subsidiaries.  These transactions are accounted for using the purchase method.

Our consolidated financial statements after completion of the Acquisitions will include the assets and liabilities of all three companies and our operations from the closing date of the Acquisitions. As a result of the change of our business plan related to the Acquisitions and the appointment of a new board of directors, a change in control of the Company occurred on the date of the consummation of the Acquisitions. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the acquisitions.

Description of Our Company

We were incorporated on October 31, 2006, in the State of Nevada as a mineral exploration company.  Since inception, our primary business has been the development of our primary asset, an option to purchase 85% of a mining option known as the Nor 1 Mineral Option and associated exploration rights, which we acquired via a Property Option Agreement, dated April 4, 2007.  We paid approximately $1,720 for this asset. Our option is unexercised and no minerals have yet been discovered.

We have determined to discontinue our efforts to develop the Nor 1 Claim and to pursue, going forward, what we perceive to be the superior opportunity presented by the Operating Companies.  Consequently, we have transferred the rights to the Nor 1 Claim to our former officer and Director Les Scott, and are pursuing the current business operations of the Operating Companies.

The Business and Assets of the Operating Companies

Principal Products and Services:

Best Well Service, Inc. BWS is based in Liberal, Kansas and operates in the U.S. Tri-State areas of Texas, Oklahoma and Kansas.  Its primary line of business is oil field services, including operating drilling, core and well service rigs and the rental of ancillary equipment, such as pipe racks, mud pumps, and blowout preventers.  Its primary operational assets are 24 well service rigs.

Competition in the tri-state area serviced by BWS is significant. BWS’ primary competitors include Key Energy Services and Bronco Drilling, which are both publicly-traded, work-over rig services.  In addition, there are a number of other small privately-held independent companies who operate competitive businesses.

Many of BWS’ rigs it supplies to customers are built internally, with some being acquired from outside sources. BWS does not maintain any ongoing research and development efforts, and holds no patents or trademarks.

BWS presently employs approximately 120 field personnel and 8 office and yard staff, all but 3 of which are full time.

Bob Beeman Drilling Company BBD is based in Moab, Utah.  Its primary business is the operation of 5 drilling and core rigs in Utah, New Mexico, Nevada, Arizona and Colorado. BBD derives its income from mineral core sampling, deep water well drilling and oil and gas drilling.  All 5 of BBD’s drilling and core rigs are equipped to drill coal bed methane wells (“CBM”) as well as core sampling, deep water well drilling, and oil and gas drilling, and thus have a wide variety of uses.

The preponderance of BBD’s revenues, roughly 80%, is presently generated from core drilling for minerals, most often prospective uranium deposits, in the geographic regions where the rigs are based. The presence of substantial uranium deposits as well as copper and other minerals, and the recent up-trending prices for those commodities, has caused a substantial renewed interest in minerals exploration in this region. BBD holds a significant percentage of all such business within a 150 mile radius of Moab, Utah. They have achieved this market penetration with limited marketing efforts to date. BBD has achieved significant name recognition and a positive business reputation in the area.

BBD’s nearest primary competitor, Bill’s Rathole Services, is in Farmington, NM.  The main competitor for all BBD’s services, however, is Stewart Brothers, out of Grants, NM.  They do mineral, oil and gas, and water wells.  There are several competitors in the Farmington area for Oil & Gas, but these rarely leave the San Juan Basin.

BWS acquires the equipment necessary to conduct its business from a wide range of sources.  It has no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts and has not conducted any research and development operations over the last 2 fiscal years.

BBD presently employs approximately 30 full time employees.

Competition

The markets in which the Operating Companies operate are characterized by competition among a number of large companies as well as numerous other lesser-known competitors, which have more resources than we have. These are large and well financed companies with a long history in the market.

They have substantial advantages in terms of breadth of new development, marketing, sales, support capability and resources. In addition, these large competitors can often enter into strategic alliances with potential key customers or target accounts, which could have an adverse impact on our success with these accounts or prospects.

Regulations

There have been, and continue to be, numerous federal and state laws and regulations governing the oil and gas industry that are often changed in response to the current political or economic environment. Compliance with this regulatory burden is often difficult and costly and may carry substantial penalties for noncompliance. We cannot predict the impact of these or future legislative or regulatory initiatives on our new operations.  The following is a general discussion of certain regulatory efforts that affect the Operating Companies’ business, many indirectly as they effect customers’ use of drilling equipment.

1. Regulation of Natural Gas and Oil Exploration and Production

The Operating Companies’ business activities are indirectly subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring customers to obtain permits for drilling wells, maintaining bonding requirements in order to drill or operate wells, regulating the location of wells, the method of drilling and casing of wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used in connection with operations. These operations are also subject to various conservation laws and regulations. The effect of these regulations may limit the amount of oil and gas that can be produced from wells we are engaged to drill and may limit the number of wells or the locations at which we can drill. The regulatory burden on the oil and gas industry can increase our costs of doing business and, consequently, affect our profitability. In as much as such laws and regulations are frequently expanded, amended and reinterpreted, we are unable to predict the future cost or impact of our compliance with such regulations.

2. Environmental Regulation

The oil and gas industry is subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Public interest in the protection of the environment has increased dramatically in recent years. To the extent laws are enacted or other governmental action is taken that prohibits or imposes environmental protection requirements that result in increased costs to the natural gas and oil industry in general, our expected business could be adversely affected.

Our operations, whether carried out directly or through the Operating Companies, will be subject to various federal, state and local environmental laws and regulations. Our domestic activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, and the Safe Drinking Water Act, as well as state regulations promulgated under comparable state statutes. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations which may be extended to apply to our operations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

Employees

Following the Acquisitions, we have 120 field personnel and 8 office and yard staff associated with our BWS business operations and we have 30 full-time employees, including management and work force, associated with our BBD business operations.  We also have 12 employees at our main offices in Houston, Texas.  None of our employees are covered by a collective bargaining agreement.

Legal Proceedings

We are not a party to any pending legal proceedings that would be reasonably anticipated to have a material effect on our assets or operations.

Properties

As of February 14, 2008, our executive offices are located at 1010 Lamar St., Suite 1200, Houston, Texas 77002.  We occupy approximately 8,000 square feet pursuant to 3 year office lease, currently requiring $13,000 per month plus CAM charges in rent.

In connection with our acquisition of BWS, we executed an agreement to lease certain real property owned by Mr. Tony Bruce for a period of three (3) years at a rate of $3,500 per month, plus related expenses that we anticipate will cost approximately an additional $1,500 per month over the term of the lease.  The leased property consists of approximately 5 acres in Liberal, Kansas.  We anticipate using the leased property to house the equipment necessary to run BWS’s business over the term of the lease.  The lease is attached to this report on Form 8K as Exhibit 10.8.

In connection with our acquisition of BBD, we executed a lease agreement to lease two parcels of real property owned by Mr. Robert Beeman for a period of one year at a rate of $6,000 per month plus related expenses that we anticipate will cost an additional approximately $1,500 per month over the term of the lease.  The first leased property consists of approximately 7 acres in Moab, Utah.  The second leased property consists of approximately 10 acres in Wellington, Utah.  We anticipate using the leased properties to house the equipment necessary to run BBD’s business over the term of the lease. This lease is attached to this report on Form 8K as Exhibit 10.13.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation:

• Our limited and unprofitable operating history;
• the ability to raise additional capital to finance our activities;
• legal and regulatory risks associated with the Acquisitions;
• the future trading of our common stock;
• our ability to operate as a public company;
• general economic and business conditions;
• the volatility of our operating results and financial condition; and

· our ability to attract or retain qualified senior scientific and management personnel.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with (i) the audited financial statements of Best Well Service, Inc. for the fiscal years ended December 31, 2005 and December 31, 2006 and the unaudited financial statements for the nine month period ending September 30, 2007, and (ii) the audited financial statements of Bob Beeman Drilling Company for the fiscal years ended December 31, 2005 and December 31, 2006 and the unaudited financial statements for the nine month period ending September 30, 2007 . This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Overview

Our business model focuses on the development and expansion of our contract drilling and well work- over business operations through our two recently-acquired operating units and wholly owned subsidiaries, BWS and BBD. Our business plan is to expand the operations of each of our operating units while taking advantage of complementary areas of business operations of the two units.

Business and Results of Operations for Best Energy Services, Inc.

We believe that each of the Operating Companies has significant imbedded growth potential as a stand-alone business unit. Our plan is to implement a step-wise expansion of each unit with focused marketing and build-out of the entities’ established relationship footprints. In addition, under the Operating Companies’ existing business models, we expect that the collaboration between each business unit will benefit the other and thus our business results as a whole. Surplus ancillary equipment will be redeployed from BBD to BWS, or sold if not needed. This will increase BBD’s utilization rates of its ancillary equipment, and will provide BWS an opportunity to lease the equipments to its existing customer base, a service it does not currently offer.

1. Best Well Service:

BWS is currently operating at close to capacity given its current levels of equipment and staff. We anticipate that its immediate market is expected to expand dramatically over the next year with field drilling permits doubling the number of development well locations. Internal growth opportunities for BWS reside in reinvestment of cash flow into new equipment to support rising localized demand; possible utilization of under-utilized BBD equipment; and through the offering of ancillary services not presently offered by BWS in the area of equipment rentals typical for well completion operations.

For 2006, BWS’s gross revenue was $17,182,055, less than 10% of which came from rentals of ancillary equipment such as pipe racks, mud pumps, blowout preventers, etc. We feel that this low percentage of revenue from ancillary equipment rentals indicates an opportunity to expand our rental services through BWS. Accordingly, we plan to move some of BBD’s surplus ancillary equipment to BWS’ geographic region and sequentially expand that business accordingly. Because the returns on investment for equipment rentals are less than one year and often as little as six months, based on new equipment, we expect that a redeployment of certain BBD equipment will likely have a significant impact on BWS’ cash flows.

BWS generated $13,186,260 in revenue for the nine months ended September 30, 2007, compared to $12,805,471 for the same period the previous year. During the nine month periods ended September 30, 2007 and 2006, BWS incurred expenses in the amount of $9,125,112 and $8,609,176, respectively. These expenses and corresponding revenues led to income from operations of $4,061,148 and a net income of $2,445,456 for the nine months ended September 30, 2007. BWS generated income from operations of $4,196,295 and net income of $2,846,262 for the nine months ended September 30, 2006.

BWS generated $17,182,055 in revenue for the fiscal year ended December 31, 2006, compared to $12,118,399 for the same period the previous year. During the fiscal years ended December 31, 2006 and 2005, BWS incurred expenses in the amount of $13,011,183 and $10,254,152, respectively. These expenses and corresponding revenues led to income from operations of $4,170,872 and net income of $2,458,371 for the fiscal year ended December 31, 2006. BWS generated income from operations of $1,864,247 and net income of $1,104,978 for the fiscal year ended December 31, 2005.

2. Bob Beeman Drilling:

We believe there are significant growth opportunities through higher utilization rates of the BBD’s equipment. Increasing BBD’s utilization rates would have a significant impact on our earnings and future results of operations. BBD has been operating at a utilization rate of less than 20%. Our business plan for BBD includes implementing conventional oil service marketing programs. Our broad goal through these marketing and other efforts is to increase our utilization rates to 45% within twelve months. Because equipment utilization rates for the industry as a whole are in excess of 90%, we feel that this is viable goal given our planned marketing program. Also impacting our utilization rate is our intention to transfer a substantial amount of BBD’s surplus ancillary equipment to BWS, which currently does not offer such services to its customers even though their customer base is generally in need of such services.

Currently, the vast majority of BBD’s revenues are generated through core drilling for minerals within 150 miles of Moab, Utah. We intend to initiate a focused conventional marketing effort and an expansion of BBD’s customer radius, allowing us to increase BBD’s equipment utilization by expanding their customer base and broadening their equipment utilization beyond mineral exploration alone. BBD’s equipment is designed to accommodate either conventional mud-based drilling or air drilling. We plan to take advantage of the equipment’s versatility and expand BBD’s core drilling activities to include coal, coal bed methane, and oil shale, all of which are increasingly active in the geographic region where the equipment already resides.

BBD’s equipment is generally in excellent condition and is aggressively maintained by BBD’s in-house mechanics. Moreover, there is a substantial inventory of ancillary equipment. This inventory includes: trucks, trailers, compressors, drill bits, drill pipe, casing, mud units and the like. Part of our business plan for BBD is an immediate high-grading of BBD’s inventory into assets that can either be redeployed to BWS, or used pursuant to a focused marketing campaign to both minerals and oil and gas company customers. Equipment that cannot be used for those functions will be sold on an orderly basis and the funds applied to working capital.

BBD generated $2,581,534 in revenue for the nine months ended September 30, 2007, compared to $4,485,400 for the same period the previous year. During the nine month periods ended September 30, 2007 and 2006, BBD incurred operating expenses in the amount of $1,496,411 and 1,863,120, respectively.  These expenses and corresponding revenues led to income from operations of $74,330 and net income of $1,681,964 for the nine months ended September 30, 2007.  BBD generated income from operations of $1,674,491 and a net loss of $514,780 for the nine months ended September 30, 2007.

BBD generated $5,687,402 in revenue for the fiscal year ended December 31, 2006, compared to $5,985,912 for the same period the previous year. During the fiscal years ended December 31, 2006 and 2005, BBD incurred operating expenses in the amount of $2,667,079 and $2,404,859, respectively.  These expenses and corresponding revenues led to income from operations of $649,734 and a net loss of $321,251 for the fiscal year ended December 31, 2006.  BBD generated income from operations of $476,195 and net income of $2,044,877 for the fiscal year ended December 31, 2005.

Growth Strategy

Our strategy will be to grow through both the expansion of the business operations of each of the Operating Companies, as well as through the acquisition of additional selected energy service companies that meet our standards of suitability.  Generally, a suitable candidate for acquisition will need to display the following characteristics:

1.	A minimum of ten years of operating history;
2.	An identifiable track record of profitability;
3.	Depth of operations management;
4.	Growth potential through market area expansion; and
5.	Preferably privately held, with a significant equity stake by the company’s existing senior management.

Our acquisition economics will further target a purchase price in-line with a third party’s appraisals of the company’s hard assets, or the calculation of a multiple for EBITDA to total enterprise value.

We are presently in negotiations to purchase additional assets to assist in the implementation of our business plan and this growth strategy.  We plan to acquire approximately $2 million in additional equipment for use by our BBD subsidiary from its former owner, Bob Beeman, and a further $1 million in equipment from Drill Site Services & Investments, LLC, a Utah limited liability company controlled by Todd Beeman, Bob Beeman’s son.  We do not have a definitive agreement to acquire these assets and there can be no assurance that we will be successful in doing so on these terms, or at all.

We are also in negotiations to acquire all of the equipment, assets and operations of American Rig Housing, Inc., a Texas corporation, in exchange for our common stock.  At the conclusion of  this purchase, Larry Hargrave, the sole beneficial owner of American Rig Housing and our CEO, will beneficially own 4,850,000 shares of our common stock.  We do not have a definitive agreement to acquire these assets and there can be no assurance that we will be successful at doing so on these terms, or at all.  In the event we are successful at acquiring the assets of American Rig Housing, Inc., we presently intend to operate those assets as a third business unit, distinct from BWS and BBD.

Critical Accounting Policies

Our significant accounting policies are described in Note 2 of the audited Financial Statements for each of Best Well Service, Inc. and Bob Beeman Drilling Company

Liquidity and Capital Resources

On a combined, pro-forma basis, for the nine month period ended September 30, 2007, the companies generated a combined net income of $892,009.

As of September 30, 2007, BWS had current assets of $4,916,042 in cash and cash equivalents, trading securities, accounts receivable and other current assets. As of September 30, 2007, BWS had current liabilities in the amount of $652,305, $71,918 of which was for accounts payable and accrued expenses, $285,013 of which was for income taxes payable, and $295,374 of which was payable for current portion of notes payable .

As of September 30, 2007, BBD had current assets of $9,712,577 in cash and cash equivalents, trading securities, accounts receivable and other current assets.  As of September 30, 2007, BBD had current liabilities in the amount of $2,649,297, of which $10,206 was for accounts payable and accrued expenses, $257,209 was due to a related party, $1,436,809 was for income taxes payable, $474,657 was for deferred income tax payable, and $470,416 was for margin loan payable.

As of September 30, 2007 our combined pro-forma financial statements indicate that we had combined current assets of $7,045,974 and combined Current Liabilities of $7,825 leaving working capital of $7,038,149.

We currently plan to expend $2,500,000 for additional equipment in 2008 and $1,500,000 per year going forward, assuming funds are available.

We believe that our recent sale of approximately 8,640 Units, each unit consisting of 625 shares of our common stock and 90 shares of our Series A Preferred Stock, for total gross proceeds of $8,640,000 along with the secured bank Credit Facility as discussed above, will allow us to sufficiently implement our near-term business plan over the next twelve months, including the anticipated acquisitions of additional equipment from Bob Beeman and Drill Site Services & Investments, LLC. We may, however, determine that additional capital is necessary if we decide to pursue an increased growth strategy beyond our current plan. In connection with raising any additional capital, we anticipate that we will incur reasonable accounting and legal fees.

Please review Item 2.03, below, for further information about our Credit Facility and item 3.02, below, for further information regarding our recently completed private placement of Units.

RISK FACTORS

The following are certain identifiable risk factors for Best Energy Services’ business operations.  Risk factors related to our former business operations have been excluded but can be found in prior filings with the Securities and Exchange Commission.

Because much of our revenue is derived through our Client’s Oil and Gas drilling activity, any reduction in the demand for oil or other declines in the industry may cause our business to fail

Our business depends on domestic drilling activity and spending by the oil and natural gas industry in the United States and specifically in the geographic areas we service. Our business may be adversely affected by industry conditions that are beyond our control. We depend on our customers’ willingness to make expenditures to explore for and to develop and produce oil and natural gas in the United States. The willingness of our customers to undertake these activities depends largely upon prevailing industry conditions that are influenced by numerous factors over which management has no control, such as:

•	the supply of and demand for oil and natural gas;
•	long lead times associated with acquiring equipment and shortages of qualified personnel;
•	the level of prices, and expectations about future prices, of oil and natural gas;
•	the expected rates of declining current production;
•	the discovery rates of new oil and natural gas reserves;
•	available pipeline, storage and other transportation capacity;
•	weather conditions, including hurricanes that can affect oil and natural gas operations over a wide area;
•	domestic and worldwide economic conditions;
•	political instability in oil and natural gas producing countries;
•	technical advances affecting energy consumption;
•	the ability of oil and natural gas producers to raise equity capital and debt financing; and
•	merger and divestiture activity among oil and natural gas producers.

The level of oil and natural gas exploration and production activity in the United States is volatile. Expected trends in oil and natural gas production activities may not continue and demand for our services may not reflect the level of activity then existing in the industry. Any prolonged substantial reduction in oil and natural gas prices would likely affect oil and natural gas production levels and, therefore, affect demand for the services we provide. A material decline in oil and natural gas prices or drilling activity levels could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flow. In addition, a decrease in the development rate of oil and natural gas reserves in the Company’s market areas may also have an adverse impact on the Company’s business, even in an environment of stronger oil and natural gas prices.

If we are unable to compete effectively in our industry, our business will fail.

The markets in which the Operating Companies operate are characterized by competition among a number of large companies as well as numerous other lesser-known competitors, many of which have more resources than we do. These are large and well financed companies with a long history in the market. They have substantial advantages in terms of breadth of new development, marketing, sales, support capability and resources. In addition, these large competitors can often enter into strategic alliances with our potential key customers or target accounts, which could have an adverse impact on our success with these accounts or prospects.

Because we are dependent up on certain key personnel, the departure of those personnel would have a materially negative impact upon our business.

Our success will be dependent to a significant degree on the contributions of Larry Hargrave and Tony Bruce, as well as other key employees. We have no written agreements in place with any employees as of the date of this report, except for Tony Bruce and Todd Beeman, who have each entered into a one year employment agreement with us.  The loss of one or more of the key personnel could have an adverse material impact on our operating results.

Because we have a limited operating history related to our current business strategy, we are subject to the risks of failure associated with any new business ventures.

We have a limited operating history related to our current business strategy on which potential investors can assess our performance and prospects. Potential investors should be aware that there is a substantial risk of failure associated with any new business strategy as a result of problems encountered in connection with their commencement of new operations. These include, but are not limited to, the entry of new competition, unknown or unexpected additional costs, and expenses that may exceed estimates.

If we fail to manage our acquisitions and growth effectively, our resources will be strained and may cause our business to fail.

Our systems, procedures, controls and management resources are not adequate to support our new acquisitions, planned future operations and the execution of our strategic plan. We need to hire management and sales personnel, bring products and services to market, and develop and implement marketing plans.  Failure to manage growth efficiently and effectively could result in slower development times and an overall impairment in the quality of our technologies, products and services, which may result in the loss of business customers or the failure to attract new customers, harm our reputation in the community and materially and adversely affect our business, results of operations and financial condition.

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

US trade & industry is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

Because the payment of dividends on our common stock is at the discretion of the Board of Directors, investors may not realize cash dividends at the frequency or in the amounts they anticipate.

We have never declared or paid any cash dividends on our common stock. The payment of any future dividends on common stock will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements. Accordingly, investors must rely on sales of their own

Common Stock after price appreciation, which may never occur, as the only way to recover their initial investment. Additionally, because of significant restrictions on the resale of the Units being offered in this Memorandum, investors may be unable to sell their Units should they desire to do so.

If we are unable to satisfy the capital requirements necessary to implement our strategic initiatives, our business will fail

The purchase price of expansion, possible acquisitions, share repurchases, special dividends and/or other strategic initiatives could require additional debt or equity financing on our part. Since the terms and availability of this financing depend to a large degree upon general economic conditions and third parties over which we have no control, we can give no assurance that we will obtain the needed financing or that we will obtain such financing on attractive terms. In addition, our ability to obtain financing depends on a number of other factors, many of which are also beyond our control, such as interest rates and national and local business conditions. If the cost of obtaining needed financing is too high or the terms of such financing are otherwise unacceptable in relation to the strategic opportunity we are presented with, we may decide to forego that opportunity. Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures. Additional equity financing could result in dilution to our shareholders.

If our board of directors change operating policies and strategies, it will not need to provide any prior notice or obtain stockholder approval.

Our board of directors has the authority to modify or waive certain of our operating policies and strategies at any time without prior notice and without stockholder approval.  We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects might be to negatively affect our operating results.

Because our articles of incorporation and bylaws and Nevada law limit the liability of our officers, directors and others, shareholders may have no recourse for acts that harm our business performed in good faith.

Under our articles of incorporation, bylaws and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of its officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. As a public company, we are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Because we intend to issue more shares of our common stock in further acquisitions, existing shareholders will be subject to substantial dilution.

We intend to acquire American Rig Housing, Inc. by issuing our common stock.   At the conclusion of this purchase, Larry Hargrave, the sole beneficial owner of American Rig Housing and our CEO, will beneficially own 4,850,000 shares of our common stock.  This and any other acquisition may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of common stock held by our then existing stockholders. Moreover, the common stock issued in any such acquisition transaction may be valued on an arbitrary or non-arm's-length basis by management, resulting in an additional reduction in the percentage of common stock held by the existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval and to make a deal with regard to the acquisition on any terms it deems reasonable. To the extent that additional shares of common stock are issued or the terms turn out to be different or unreasonable shareholders may be hurt in connection with an acquisition transaction, experience substantial dilution to their interests or have their rights materially adversely affected.

If we are prevented from registering the shares offered herein, investors may be unable to sell their shares should they desire to do so.

Although we have committed to commence the registration process with the Securities and Exchange Commission for the Common Stock issued in this offering within sixty (60) days after the closing of our Offering and the consummation of the Acquisition, there is no guarantee that we will be able to successfully complete the process in a timely manner. If we are unable to complete the registration process, investors will be unable to sell their shares should they desire to do so, and may suffer a loss of their entire investment. There are a number of events which could occur to significantly delay or destroy our ability to register the shares offered herein, including:

• A material default on our indebtedness could suspend our eligibility to register securities using certain registration statement forms under SEC guidelines that permit incorporation by reference of substantial information regarding us, which would increase the costs of and hinder our access to such registration.

• Failure to obtain clearance from the Securities and Exchange Commission regarding the sufficiency of our financial position and reporting procedures.

If a substantial number of shares of our common stock are sold following registration, the market price for our common stock could decline.

We have committed to commence the registration process with the Securities and Exchange Commission for the Common Stock issued in our recent offering of Units within sixty (60) days. If, following the registration of these shares, any of our stockholders sells substantial amounts of Common Stock in the public market, the market price of the Common Stock could fall. In addition, such sales could create the perception of difficulties or problems with our business plan. As a result, these stock sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that it deems appropriate.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed February 14, 2008. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) Held
Larry Hargrave	57	CEO, Director
Tony Bruce	54	Director
Mark Harrington	54	Director
Jim Carroll	51	Director
David Gad	23	Director
Joel Gold	66	Director

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Larry Hargrave, CEO and Director - Mr. Hargrave is a multi-degreed petroleum geologist with over 30 years industry experience as an operator, explorer, and exploitation specialist. Mr. Hargrave began his career with Xlog in 1973 and in 1975 joined then NYSE listed Damson Oil Company where he served as that company’s Northern Regional Manager. In that capacity he was also responsible for in excess of 130 employees, including drilling rig hands and office support personnel for that company’s drilling program. He followed a fellow Damson employee in 1979 in forming Lomax Exploration and in 1985 was asked by Lomax’s key investor group to head their own exploration effort. In 1991/1992 Mr. Hargrave served the E&P subsidiary of NYSE listed Global Marine as Senior Geologist. He is personally responsible for the discovery and development of 14 significant domestic and international oil and gas fields. In 1991, he founded and served as President of NGL Industries, which installed and operated low-pressure natural gas gathering systems in South Texas and profitably monetized in 1996. In 1992, Mr. Hargrave founded Arctic Gas Processors in conjunction with the World Bank. AGP’s mission was to develop processing opportunities in the Soviet Union, Africa and Trinidad. Also in 1996 that company was profitably sold to Singapore based Agio Counter Trade. Mr. Hargrave acquired sole control and has been the President of ARH from 1996 to the present. In January of 2007, Mr. Hargrave teamed up with William Weekely in initiating our current business and execution model.

Tony Bruce, Director – Mr. Bruce is the Founder and Chairman of BWS. Mr. Bruce’s family has been in the drilling business since the 1940’s and moved to Kansas in the 1950’s. Mr. Bruce has worked in the family business and purchased his Father’s company in 1980 which he subsequently sold. In 1989, Mr. Bruce returned to the oil business taking a position with National Oil Well. In 1991, Mr. Bruce started Best Well Service, Inc. with one workover rig and today the company is operating 24 rigs within a 100 mile radius of Liberal, Kansas in the Hugoton Embayment, the Texas Panhandle field and the Anadarko Basin. Sales for 2007 will approach $20,000,000 and profits will exceed $7,000,000. Mr. Bruce will operate BWS for an additional year after the transaction is completed in his role as our Vice President of Central Operations and will serve on our Board of Directors.

Mark G. Harrington, Director - Mr. Harrington has served in various professional capacities as Chairman, President, Chief Executive Officer or Chief Operating Officer of six separate emerging energy companies and private investment groups. These companies are: Chipco Energy, Inc. (1982-1985) President and Chief Operating Officer of the privately held concern that focused on private equity investments and exploratory drilling projects; Harrington and Company (1986-Present) Founder and Chief Executive Officer of the privately held concern which formed Energy Vulture Funds in 1986/1987 and continues to provide advisory service to select energy companies; HCO Canada, Ltd. (1986-1997) Founder, Chairman and CEO of the privately held concern which subsequently incubated Calgary-based and TSE listed HCO Energy that was later sold in 1997; HarCor Energy, Inc. (1986-1998) Chairman and CEO of the NASDAQ NMS listed company incubated through the Energy Vulture funds that was placed for sale in March, 1997; Dune Energy, Inc. (2003-2004) President and COO of the AMEX listed company; he resigned after successful launch of the Company to pursue other business ventures; and Quinduno Energy, Inc. (2004-2006) President and CEO of the privately held company, Quinduno sold it assets to Petrosearch Energy in 2005. Mr. Harrington is also currently director of energy finance at Andrew Garrett, Inc.

He began his career in 1977 as an energy analyst at the U.S. Trust Company and in 1978 joined Carl H. Pforzheimer & Co. in the same capacity. Mr. Harrington became a partner in that firm in 1980 as well as President of the in-house investment arm, Chipco Energy. Mr. Harrington resigned in 1985 to form Harrington and Company and create the Energy Vulture funds to pursue distressed opportunities in energy out of which were incubated both HCO Energy in Calgary and the Houston-based HarCor Energy. Mr. Harrington has been featured in or authored in excess of 20 publications and made guest appearances on CNBC, Canada AM, Dow Jones News and Bloomberg. Mr. Harrington is a resident of Houston, Texas and holds both a BBA and MBA in Finance from the University of Texas.

Jim Carroll, Director - Mr. Carroll has 28 years of experience in the oil and gas business. He learned the business by working for fifteen years with the Cullen Family in Houston, Texas. For his last seven years there, he was the chief financial officer of Quintana Petroleum Corporation, the Cullens’ primary operating company (operator of over 1,400 wells with production of 50,000 barrels of oil equivalent per day). In 1995, Mr. Carroll formed his own oil and gas company called Bright Hawk Resources, Inc., purchasing working and royalty interests in over 400 wells domestically and assembling a 650,000-acre frontier exploration block in Central America. Bright Hawk has remained active through the present day. In 2000, he broadened his public-company experience by joining a new public internet/media company as their CFO. After successfully leading that company through its first year of SEC reporting, during which it closed ten small acquisitions, he co-founded Goldbridge Capital, LLC, a Houston investment banking and business advisory firm. He had started his career in the management consulting division of Ernst & Young in 1977, prior to joining the Cullens’ in 1980. Mr. Carroll holds a Bachelor’s degree, summa cum laude, from Rice University with a double major in economics and management and a Master’s degree in accounting, also from Rice. In addition, he was an Adjunct Assistant Professor for five years in the graduate business school at Rice in the early 1990’s. He is a Certified Public Accountant and a Certified Management Accountant.

David Gad, Director –From October 2007 to the present, Mr. Gad is VP of Marketing in Almod Diamonds Ltd.  From 2003 until October 2007, Mr. Gad worked as a retail manager of various diamond store locations in St. Thomas, Aruba, and Cozumel for Almod Diamonds Ltd.  Mr. Gad has a Bachelors of Science in Business Administration from American University in Washington, D.C.

Joel Gold, Director - Mr. Gold is Director of Investment Banking of Andrew Garrett, Inc., an investment-banking firm located in New York City. From January 1999 until December 1999, he was an Executive Vice President of Solid Capital Markets, an investment-banking firm also located in New York City. From September 1997 to January 1999, he served as a Senior Managing Director of Interbank Capital Group, LLC, an investment banking firm also located in New York City. From April 1996 to September 1997, Mr. Gold was an Executive Vice President of LT Lawrence & Co., and from March 1995 to April 1996, Managing Director of Fechtor Detwiler & Co., Inc. Mr. Gold was a Managing Director of Furman Selz Incorporated from January 1992 until March 1995. From April 1990 until January 1992, Mr. Gold was a Managing Director of Bear Stearns and Co., Inc. ("Bear Stearns"). For approximately 20 years before he became affiliated with Bear Stearns, he held various positions with Drexel Burnham Lambert, Inc. He is currently a director, and serves on the Audit and Compensation Committees, of Geneva Financial Corp., a publicly held specialty, consumer finance company, Emerging Vision, a retail eye care company, BlastGard International, a developer of blast mitigation materials, and Food Innovations, a specialty food company. Joel has a B.S. in accounting from Brooklyn College, an M.B.A from Columbia

Graduate School of Business, and a Juris Doctorate from NYU Law School. Joel is the President and Founder of Just One Life, a charitable organization that assists women with difficult childbirth conditions.

In addition, the board of directors has agreed to add an additional member and appoint the individual designated by Core Fund Financial within 30 days.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE
Name and principal position (2)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Larry Hargrave, CEO, Director	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Joel Gold, Director	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Tony Bruce, Director (1)	2007 2006	$ 59,250 $ 58,500	$400,000 $400,000	0 0	0 0	0 0	0 0	0 0	$459,250 $458,500
Mark Harrington, Director	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Jim Carroll, Director	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
David Gad, Director	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Les D. Scott, former President and Director	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

(1)	For the years ended December 31, 2007 and 2006, Tony Bruce was compensated by BWS prior to its acquisition by Best Energy Services, Inc.

(2)
In addition to the listed members of the board of directors, the board has agreed to add an additional member and appoint the individual designated by Core Fund Financial within 30 days of closing of the Acquisition.

Narrative Disclosure to the Summary Compensation Table

For the year ending December 31, 2008, Larry Hargrave is expected to receive a salary of $150,000 per year.  Mr. Hargrave has not entered into an employment contracts with the Company as of this date.

Tony Bruce and Todd Beeman have entered into a one-year employment agreement with the Company.  They will each receive a salary of $150,000 per year and will be eligible for bonuses at the discretion of the board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Larry Hargrave	-	-	-	-	-	-	-	-	-
Les D. Scott, former officer	-	-	-	-	-	-	-	-	-

Compensation of Directors

The table below summarizes all compensation of our directors for acting as Directors as of December 31, 2007.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Larry Hargrave	-	-	-	-	-	-	-
Joel Gold	-	-	-	-	-	-	-
Tony Bruce	-	-	-	-	-	-	-
Mark Harrington	-	-	-	-	-	-	-
Jim Carroll	-	-	-	-	-	-	-
Les Scott, former director	-	-	-	-	-	-	-
David Gad	-	-	-	-	-	-	-

Narrative Disclosure to the Director Compensation Table

We do not currently pay any cash compensation to our directors for acting in their capacity as directors.

Employment Agreements and Compensation Packages, Beneficial Ownership of Officers and Directors

Except as described below, we currently have no employment contracts with any of our officers or directors.

As part of the acquisition of BWS, we entered into a one year employment agreement with Mr. Tony Bruce pursuant to which he will serve as the Vice President of our Central Division for an annual salary of $150,000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of the effective date of the Acquisitions by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 10,567,500 shares of Common Stock issued and outstanding as of the effective date of the Acquisitions. Addresses for all of the individuals listed in the table below are c/o Best Energy Services, Inc., 1010 Lamar St., Suite 1200, Houston, TX 77002.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership (1) (2)	Percent of class
Current Executive Officers & Directors:
Common	Larry Hargrave(3)	340,625	3.2%
Common	Joel Gold	0	0%
Common	Tony Bruce	0	0%
Common	Mark Harrington	0	0%
Common	David Gad	0	0%
Common	Jim Carroll	340,625	3.2%

Total of All Current Directors and Officers:
More than 5% Beneficial Owners
Common	Morris Gad	1,937,500	18.3%
Common	David Baker	954,357	9.0%
Common	Joseph Abrams(4)	779,532	7.4%
Common	Steven Shum(5)	796,791	7.5%

(1)	Includes shares held directly with sole voting and investment power, unless otherwise indicated.
(2)	Includes shares subject to stock options and warrants that are held by the individual and exercisable within 60 days.
(3)	All shares held in the name of American Rig Housing, Inc., owned by Mr. Hargrave.
(4)	All shares held in the name of the Joseph W. and Patricia G. Abrams Family Trust.
(5)	Includes 187,500 shares held in the name of Core Fund, L.P. of which Mr. Shum is one of the principals.

Certain Relationships and Related Transactions

With the exception of the persons and transactions disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

On February 14, 2008, we purchased all of the issued and outstanding stock of BWS from Mr. Tony Bruce for $20,600,000.  Simultaneously, we further agreed to lease real property necessary to run BWS’ operations from Mr. Bruce for a period of three years for $3,500 per month in base rent. Immediately after the share purchase and lease transactions closed, we entered into a one year employment agreement with Mr. Bruce at an annual salary of $150,000 and Mr. Bruce joined our board of directors.

We are presently in negotiations to acquire all of the equipment, assets and operations of American Rig Housing, Inc., a Texas corporation. We intend to acquire American Rig Housing, Inc. by issuing our common stock.   At the conclusion of this purchase, Larry Hargrave, the sole beneficial owner of American Rig Housing and our CEO, will beneficially own 4,850,000 shares of our common stock. We do not have a definitive agreement to acquire these assets and there can be no assurance that we will be successful at doing so on these terms, or at all.  In the event we are successful at acquiring the assets of American Rig Housing, Inc., we will operate those assets as a third business unit, distinct from BWS and BBD.

Description of Securities

Common Stock

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of Closing of the Acquisition, there were 10,567,500 shares of our common stock and 777,600 Series A Preferred Stock issued and outstanding.

Series A Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes.

We created the Series A Preferred Stock that was included in the Units sold through our recent private placement. We accomplished this by filing an appropriate Certificate of Designation with the Nevada Secretary of State on or about February 14, 2008. The Certificate of Designation provides that the Series A Preferred Stock has a stated face value of $10 per share, which shall be redeemed by the Company using not less than 25% of its net after tax income each year. Thereafter, the unredeemed portion of the face value of the Series A Preferred Stock will bear interest at an annual rate of 7%, payable quarterly in kind at the then-current market price or in cash at the Company’s option. The unredeemed face value of the Series A Preferred may be converted into common stock (i) by the holder thereof at a conversion price of $4.00 per share or (ii) by the Company at a conversion price of $4.00 per share in the event the Company’s common stock closes at a market price of $9.60 per share or higher for more than twenty consecutive trading days.

Voting Rights

Holders of our common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute, by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of  one percent of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our Articles of Incorporation.  The holders of the Series A Preferred Stock do not have any voting rights unless and until converted into common shares.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Statutes, however, do prohibit the declaration of dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay its debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends during the last two fiscal years. Our payment of any future dividends on common stock will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.

Equity Compensation Plans

We do not presently have any equity compensation plan.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, its articles of incorporation, and our bylaws, which will apply to our officers and directors immediately upon consummation of the Acquisitions.

Under Nevada law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit directors’ immunity and provide that we will indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify and hold harmless any person who is or was a director of this corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered. With respect to officers, such bylaws provide that we may, by action of our Board of Directors from time to time, indemnify and hold harmless any person who is or was an officer, employee, or agent of the corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered, or to any lesser extent which the Board of Directors may determine.

Our bylaws also provide that a director, officer, employee, or agent (“claimant”) will be presumed to be entitled to indemnification and/or payment of expenses of a written claim and we will have the burden of proof to overcome the presumption that the claimant is so entitled. If a claim is not paid in full by us within sixty (60) days after a written claim has been received, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period will be twenty (20) days, the claimant may at any time thereafter bring suit against us to recover the unpaid amount of the claim and, to the extent successful in whole or in part the claimant will be entitled to be paid also the expense of prosecuting such claim.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is therefore unenforceable.

Trading Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of January 31, 2008, our shares were quoted on the OTCBB under the symbol “HYBK.” We anticipate that our symbol will change in the near future as a result of the change in the Company’s name to “Best Energy Services, Inc.”  We intend to seek the registration of shares of our common and preferred stock issued as part of our Private Offering, along with the shares of common stock underlying the warrants issued to our placement agent in the Private Placement and 500,000 shares of our previously issued and outstanding shares covered under registration rights agreements and commitments made as part of our recent offering.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending January 31, 2008
Quarter Ended	High $	Low $
October 31, 2007	0	0
July 31, 2007	0	0
April 30, 2007	n/a	n/a
January 31, 2007	n/a	n/a

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 14, 2008, we entered into a Revolving Credit, Term Loan and Security Agreement with PNC Bank, N.A. (“Credit Facility”) pursuant to which we may borrow up to a maximum amount of $25,000,000 at an interest rate to be determined at the time of the particular draws, but generally equal to the PNC Base Rate plus 1% over the Alternate Base Rate or 3% over the Eurodollar Rate, as those terms are defined in the Credit Facility.  The revolving credit portion of the debt, equal to $19,150,000, may be borrowed and re-borrowed until maturity on February 14, 2012.  Monies borrowed against the term loan portion of the total debt agreement, equal to $5,850,000, are amortized and must be repaid over 60 months, with an annual 25% recapture of Excess Cash Flow applied to the principal balance. Excess Cash Flow is defined as EBIDTA less principal and interest payments made against the Credit Facility, cash tax payments, non-financed capital expenditures and payments to our holders of Series A Preferred stock in accordance with the Certificate of Designation.

This Revolving Credit, Term Loan and Security Agreement has been attached as Exhibit 10.14 of this report on form 8K.  The related Term and Revolving Credit Notes, along with the Pledge Agreement and Collateral Assignments for Sellers, Tony Bruce and Robert L. Beeman have been attached as Exhibits 10.15 -10.19, respectively.

We drew upon a substantial portion of our Credit Facility in order to close our acquisitions of BWS and BBD. Draws against the Credit Facility are secured by all of our assets and equipment and by all of the assets and equipment of BWS and BBD.

We anticipate making further draws against the Credit Facility in the near future to acquire additional equipment and assets from Bob Beeman and from Drill Site Services & Investments, LLC, among others.  We also will need additional funds for general working capital purposes.  The equipment and assets purchased will, once acquired, also be subject to the security interest in favor of PNC Bank, N.A.

Prior to the execution of the Credit Facility, there was no material relationship between us and PNC Bank, N.A.

Item 3.02.  Unregistered Sales of Equity Securities

On February 14, 2008, we completed the sale Units consisting of 625 shares of our common stock and 90 shares of our Series A Preferred Stock, to 64 purchasers at a purchase price of $1,000 per Unit (the “Offering”).  In total, we sold 8,640 Units, comprising 5,400,000 shares of our Common Stock and 777,600 shares of Series A Preferred Stock, for a total gross sales price of $8,640,000. None of the Units or the underlying shares of common or Series A Preferred Stock sold in the Offering have been registered under the Securities Act or under any state securities laws.  The issuance and sale of said securities was made in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act and certain private placements under the state securities laws.

We retained Andrew Garrett, Inc. of New York as our exclusive placement agent.  Pursuant to our agreement, we paid Andrew Garrett a cash commission of 10% of the gross proceeds of the Offering, plus a non-allocable expense allowance of 2%, and warrants to purchase 10% of Units sold at any time over the next five years at an exercise price of $1,000 per Unit.  We have agreed to include the common and Series A Preferred Stock that underlie the Units in the Warrants in any registration statement we file.

In connection with the Offering, we agreed with the purchasers of the Units that we would file a resale registration statement with the SEC covering all shares of Common Stock and Series A Preferred Stock included in the Units sold in the Offering (“Registrable Securities”) within 60 days after closing the Offering. Under this Registration Rights Agreement will maintain the effectiveness of the “resale” registration statement from the effective date until the earlier of (i) the date on which all of the Registrable Securities have been sold or (ii) the date on which all of the Registrable Securities held by an investor may be sold without restriction pursuant to Rule 144(k) under the Securities Act, subject to our right to suspend or defer the use of such registration statement in certain events. We have also agreed to use our best efforts to have such “resale” registration statement declared effective by the SEC as soon as possible after the initial filing date.  We will include any common and preferred stock underlying warrants issued to our placement agent as part of this offering in this registration statement as well.

Item 5.01.  Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of February 14, 2008, Les D. Scott resigned as our sole director and officer. There was no known disagreement with Mr. Scott on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Acquisition, our new directors and officers are as set forth herein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Larry Hargrave, Joel Gold, Tony Bruce, Mark Harrington, David Gad and Jim Carroll, now comprise our board of directors.

Item 5.03.  Amendments to Articles of Incorporation; Change in Fiscal Year.

Amendments to Articles

In connection with the closing of the Offering and the consummation of the Acquisitions on February 14, 2008, we changed our name to “Best Energy Services, Inc.” from Hybrook Resources Corp. and will discontinue all our prior business operations in favor of the business plan and operations of the combined Operating Companies which will be our only significant operations going forward.
In addition, on February 14, 2008, we created the Series A Preferred Stock that was included in the Units sold through our recent private placement. We accomplished this by filing an appropriate Certificate of Designation with the Nevada Secretary of State. The Certificate of Designation provides that the Series A Preferred Stock has a stated face value of $10 per share, which shall be redeemed by the Company using not less than 25% of its net after tax income each year. Thereafter, the unredeemed portion of the face value of the Series A Preferred Stock will bear interest at an annual rate of 7%, payable quarterly in kind at the then-current market price or in cash at the Company’s option. The unredeemed face value of the Series A Preferred may be converted into common stock (i) by the holder thereof at a conversion price of $4.00 per share or (ii) by the Company at a conversion price of $4.00 per share in the event the Company’s common stock closes at a market price of $9.60 per share or higher for more than twenty consecutive trading days.

Change in Fiscal Year

Prior to the Acquisitions, our fiscal year end was January 31.  As a result of the Acquisitions and following the interpretive guidelines of the Commission, on February 14, 2008, our board of directors elected to change our year end to December 31, to match the year end of the Operating Companies.  As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end. Accordingly, we intend to file an annual report on Form 10-KSB for the year ended December 31, 2007 and subsequently file a quarterly report on Form 10-QSB for the period ended March 31, 2008.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of Best Well Service, Inc., a Kansas corporation, for the years ended December 31, 2005 and 2006, and the unaudited financial statements of BWS for the nine month period ended September 30, 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of Bob Beeman Drilling Company, a Utah corporation, for the years ended December 31, 2005 and 2006, and the unaudited financial statements of BBD for the nine month period ended September 30, 2007 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Designation – Series A Preferred Stock
10.1	Stock Purchase Agreement – Best Well Services, Inc. dated February 14, 2008
10.2	Stock Purchase Agreement – Bob Beeman Drilling Co. dated February 14, 2008
10.3	Escrow Agreement – Tony Bruce dated February 14, 2008
10.4	Demand Note – Tony Bruce dated February 14, 2008
10.5	Release Agreement – Tony Bruce dated February 14, 2008
10.6	Employment Agreement – Tony Bruce
10.7	Noncompetition, Nondisclosure and Non-solicitation Agreement – Tony Bruce
10.8	Lease Agreement – Tony Bruce
10.9	Escrow Agreement – Robert L. Beeman dated February 14, 2008
10.10	Demand Note – Robert L. Beeman dated February 14, 2008
10.11	Release Agreement –Robert L. Beeman dated February 14, 2008
10.12	Noncompetition, Nondisclosure and Non-solicitation Agreement – Robert L. Beeman
10.13	Lease Agreement – Robert L. Beeman
10.14	Revolving Credit, Term Loan and Security Agreement dated February 14, 2008
10.15	Term Note dated February 14, 2008
10.16	Revolving Credit Note dated February 14, 2008
10.17	Pledge Agreement dated February 14, 2008
10.18	Collateral Assignment –Robert L. Beeman dated February 14, 2008
10.19	Collateral Assignment –Tony Bruce dated February 14, 2008
10.20	Placement Agent Agreement – Andrew Garrett, Inc.
10.21	Cash Collateral Agreement – Morris Gad dated February 14, 2008

99.1
Audited financial statements of Best Well Service, Inc. for the years ended December 31, 2005 and 2006  and the unaudited financial statements of Best Well Services, Inc. for the nine month period ended September 30, 2007

99.2
Audited financial statements of Bob Beeman Drilling Company for the years ended December 31, 2005 and 2006  and the unaudited financial statements of Bob Beeman Drilling Company for the nine month period ended September 30, 2007

99.3
Unaudited pro forma consolidated balance sheet as of September 30, 2007; and unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated statement of stockholders’ equity for the period from inception through September 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2008	Hybrook Resources, Inc.

By: /s/ Larry Hargrave
Larry Hargrave
Chief Executive Officer